UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2011 (August 23, 2011)

Emdeon Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34435	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Philip M. Pead and Amendment to Non-Qualified Stock Option Agreement and Restricted Share Unit Award Agreement

On August 23, 2011, as contemplated by the disclosure contained in Emdeon Inc.’s (the “Company”) Proxy Statement for the Annual Meeting of Stockholders held on May 25, 2011 (the “Proxy Statement”), Philip M. Pead submitted his resignation from the Board of Directors (the “Board”) of the Company (and all Board committees on which he served) following the identification of a qualified successor in a search conducted by the Company’s Nominating and Corporate Governance Committee. Mr. Pead’s resignation was effective as of August 24, 2011.

In connection with his resignation, the Board approved an amendment to Mr. Pead’s Non-Qualified Stock Option Agreement with the Company, dated as of August 11, 2009, to acquire 10,000 shares of Class A common stock of the Company (“Class A common stock”) and his Restricted Share Unit Award Agreement with the Company, dated as of May 25, 2011, conveying the right to receive 5,685 shares of Class A common stock, to provide for (i) the immediate vesting and exercisability of the unvested options (5,000 shares of Class A common stock) held by Mr. Pead and the lapse of the “restricted period” applicable to his restricted share units issued under such agreements and (ii) the extension of the period in which Mr. Pead may exercise his options for a period of six months following his resignation, each effective as of August 24, 2011.

The form of Non-Qualified Stock Option Agreement and Restricted Share Unit Award Agreement, entered into between the Company and Mr. Pead, were previously filed with the Securities and Exchange Commission (the “SEC”), respectively, as Exhibit 10.25 to the Company’s Registration Statement on Form S-1/A filed on July 28, 2009 and Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed on March 18, 2010. A copy of the letter agreement dated August 24, 2011, by and between the Company and Mr. Pead, amending the Non-Qualified Stock Option Agreement and Restricted Share Unit Award Agreement is included herewith as Exhibit 10.1.

Election of Kevin M. McNamara to the Company’s Board of Directors

Effective as of August 24, 2011, the members of the Board elected Kevin M. McNamara to the Board to replace Mr. Pead and to serve until his successor has been duly elected and qualified. Mr. McNamara was also appointed to replace Mr. Pead as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee, in each case effective as of August 24, 2011.

In consideration for his Board and Board committee memberships through the earlier to occur of the Closing Date or the Termination Date (each as defined in the Agreement and Plan of Merger, dated as of August 3, 2011, by and among the Company, Beagle Parent Corp., a Delaware Corporation (the “Parent”), and Beagle Acquisition Corp., a Delaware Corporation and a wholly-owned subsidiary of Parent),

Mr. McNamara will be entitled to cash compensation of $72,500. This compensation was determined to approximate the compensation payable for such service for a six-month period based on the compensation payable to our non-employee directors as disclosed in the Proxy Statement.

The Board determined that (i) Mr. McNamara is independent under applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange (the “NYSE”) and (ii) Mr. McNamara is financially literate for purposes of the Audit Committee as required by applicable rules and regulations of the SEC and the listing standards of the NYSE.

In connection with Mr. McNamara’s election to the Board, the Company has entered into an indemnification agreement with Mr. McNamara in substantially the same form as the indemnification agreement entered into with other non-employee directors of the Company as described in the Proxy Statement, a copy of which is included herewith as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of August 24, 2011, by and between Emdeon Inc. and Philip M. Pead.

10.2	Form of Indemnification Agreement (included as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A, as amended (File No. 333-153451), filed on July 9, 2009, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: August 26, 2011	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of August 24, 2011, by and between Emdeon Inc. and Philip M. Pead.

10.2	Form of Indemnification Agreement (included as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A, as amended (File No. 333-153451), filed on July 9, 2009, and incorporated herein by reference).

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